ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number 20100265563-30
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/22/2010 2:10 PM
	Entity Number E0187552010-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	VERDE RESOURCES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Corporate Direct, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 2248 Meridian Blvd. Ste. H — City: Minden — Nevada — Zip Code: 89423 Mailing Address (if different from street address): — City: — Nevada — Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 150,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:* See Attached Exhibit A
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Stephen Spalding (Name) 905 Venture Way (Street Address) — Mill Valley (City) — CA (State) — 94941 (Zip Code) 2) (Name) (Street Address) — (City) — (State) — (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Stephen Spalding (Name) — X [signature] (Incorporator Signature) 905 Venture Way (Address) — Mill Valley (City) — CA (State) — 94941 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — 4/22/2010 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Exhibit A to Articles of Incorporation for Verde Resources, Inc.

Authorized Shares: 150,000,000

Designated Classes:

Common Shares: 100,000,000
Preferred Shares: 50,000,000

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090204

Filed in the office of	Document Number
Barbara K. Cegavske	20180053813-31
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/02/2018 8:00 AM
	Entity Number E0187552010-5

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Verde Resources, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Authorized Stock: 10,050,000,000 (par value $0.001)
Designated Classes
Common Shares: 10,000,000,000
Preferred Shares: 50,000,000

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 48,638,133

4. Effective date and time of filing: (optional) Date: 02/02/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.